Exhibit 99.1

FOR IMMEDIATE RELEASE

Bank of Florida Announces Public Offering

Company Release — November 5, 2009

NAPLES, Fla. — (BUSINESS WIRE) — Bank of Florida Corporation (Nasdaq: BOFL) (the “Company”) today announced that it has commenced an offering to sell shares of its common stock in an underwritten public offering. Raymond James & Associates, Inc. is acting as the lead book-running manager for the offering. Sandler O’Neill & Partners, L.P., Allen & Company LLC and Stifel, Nicolaus & Company, Incorporated are acting as co-managers for the offering. The Company intends to grant the underwriters an option to purchase additional shares equal to 15% of the numbers of shares offered to the public.

The Company expects to use approximately $71 million of the net proceeds from the offering to capitalize its subsidiary banks pursuant to regulatory agreements regarding projected capital levels as of December 31, 2009. In addition, the Company expects to use a portion of the net proceeds of the offering to redeem any shares of its outstanding Series B Preferred Stock that are not converted by the holders of the Series B Preferred Stock according to its terms.

A registration statement relating to shares of the Company’s common stock to be sold in the offering has been filed with the Securities and Exchange Commission (“SEC”) but has not yet become effective. The registration statement also covers shares of the Company’s common stock issuable upon conversion of shares of its Series B Preferred Stock that are not redeemed for cash as described above. None of the shares of common stock covered by the registration statement may be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. The registration statement on Form S-1 may be accessed through the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus relating to the offering may be obtained from Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, FL 33716 or by telephone at (727) 567-2400.

Bank of Florida Corporation

Bank of Florida Corporation (Nasdaq: BOFL) is a $1.6 billion-asset multi-bank holding Company located in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida—Southwest in Collier and Lee Counties; Bank of Florida—Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida—Tampa Bay in Hillsborough and Pinellas Counties; and Bank of Florida Trust Company. Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on “Investor Relations.” To receive an email alert of all company press releases, SEC filings, and events, select the “Email Notification” section.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements made herein are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements.

Words such as “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “assume,” “indicate,” “continue,” “target,” “goal,” and similar words or expressions of the future are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties, and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements.

All written and oral forward-looking statements that are made by or are attributable to us are expressly qualified in their entirety by this cautionary notice. We have no obligation and do not undertake to update, revise or correct any forward-looking statements.

Source: Bank of Florida Corporation

Contact: Bank of Florida Corporation Tracy L. Keegan, Executive Vice President and Chief Financial Officer, 239-254-2147 or Nvestcom Investor Relations Megan Malanga, 954-781-4393 megan.malanga@nvestcom.com